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                                   EXHIBIT 11

                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (000's omitted except per share amounts)

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
                                                              2000             1999            1998
                                                              ----             ----            ----

Basic Earnings per share:

     Net income                                            $   118,365      $  254,722      $   241,567
                                                           ============     ===========     ============

     Average shares outstanding                                160,611         164,637          166,821
                                                           ============     ===========     ============

     Net income per common share                           $       .74      $     1.55      $      1.45
                                                           ============     ===========     ============



Diluted earnings per share:

     Net income                                              $ 118,365       $ 254,722        $ 241,567

     Interest on convertible debentures--net of tax              1,206           1,539            1,918
                                                           ------------     -----------     ------------

     Net income for per share calculation (diluted)          $ 119,571       $ 256,261        $ 243,485
                                                           ============     ===========     ============



     Average shares outstanding                                160,611         164,637          166,821

     Effective of dilutive securities:

          5.5% convertible senior debentures                     1,990           2,471            3,490

          Stock options                                          1,320           1,507            1,767
                                                           ------------     -----------     ------------

     Total diluted shares                                      163,921         168,615          172,078
                                                           ============     ===========     ============

     Net income per common share--diluted                    $     .73       $    1.52        $    1.41
                                                           ============     ===========     ============
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